Exhibit 23.C
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Southern Natural Gas Company and Southern Natural Issuing Corporation of our report dated February 26, 2007, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 24, 2007